Exhibit 99.4

SPECIAL MEETING OF SHAREHOLDERS OF

VALLEY NATIONAL BANCORP

November 14, 2019

Important Notice Regarding The Availability Of Proxy Materials For The Shareholder Meeting To Be Held On Thursday, November 14, 2019.
The Joint Proxy Statement - Prospectus is available at the following weblink:
www.proxydocs.com/VLY

ADMISSION TICKET

You may attend the meeting only if you own shares of common stock at the close of business on Monday, September 16, 2019. Attendance at the meeting is limited to shareholders or their proxy holders and Valley guests. Please bring this admission ticket with you to the meeting and allow ample time for the admission process.

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003030000000001000 3 111419

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

	FOR	AGAINST	ABSTAIN
1. Approval of the issuance of up to 75,711,589 shares of Valley National Bancorp common stock in connection with the merger with Oritani Financial Corp.	☐	☐	☐
2. Approval of a proposal to authorize the Board of Directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the issuance of up to 75,711,589 shares of Valley National Bancorp common stock in connection with the merger with Oritani Financial Corp., or to vote on other matters properly before such special meeting.	☐	☐	☐

If no specification is made, this proxy will be voted "FOR" proposals 1 and 2 listed above.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder: ____________ Date: ________ Signature of Shareholder: ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF

VALLEY NATIONAL BANCORP

November 14, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, NOVEMBER 14, 2019. The Joint Proxy Statement - Prospectus is available at the following weblink: www.proxydocs.com/VLY

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003030000000001000 3 111419

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

	FOR	AGAINST	ABSTAIN
1. Approval of the issuance of up to 75,711,589 shares of Valley National Bancorp common stock in connection with the merger with Oritani Financial Corp.	☐	☐	☐
2. Approval of a proposal to authorize the Board of Directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the issuance of up to 75,711,589 shares of Valley National Bancorp common stock in connection with the merger with Oritani Financial Corp., or to vote on other matters properly before such special meeting.	☐	☐	☐

If no specification is made, this proxy will be voted "FOR" proposals 1 and 2 listed above.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder: ______ Date: ______ Signature of Shareholder: ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET                You may attend the meeting only if you own shares of common stock at the close of business on Monday, September 16, 2019. Attendance at the meeting is limited to shareholders or their proxy holders and Valley guests. Please bring this admission ticket with you to the meeting and allow ample time for the admission process. 0 VALLEY NATIONAL BANCORP PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS THURSDAY, NOVEMBER 14, 2019 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS                The undersigned hereby appoints ANDREW B. ABRAMSON, ERIC P. EDELSTEIN and MARC LENNER and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned’s name at the Special Meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at 100 Furler Street, Totowa, NJ, on Thursday, November 14, 2019 at 3:00 p.m., local time, and at any adjournment thereof for all matters as indicated upon the reverse side, and at their discretion, upon other matters that may properly come before the meeting. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.                 This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted FOR proposals 1 and 2. Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually. (Continued and to be signed on the reverse side.)